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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 18, 2011

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.01.  Notice of Delisting

  	On January 18, 2011, Aehr Test Systems (the "Company") received a Staff Notification from the Nasdaq Listing Qualifications Department (the "Staff") stating that the Company is not in compliance with Nasdaq's Listing Rule 5450(b)(1)(A), which specifies that an issuer must maintain stockholders' equity of at least $10 million. Pursuant to NASDAQ Listing Rules, the Company has until March 4, 2011 to submit a plan to regain compliance with the continued listing standards. The Company plans to submit its plan on or before March 4, 2011.

If the Company's plan to regain compliance is approved by the Staff, the Company may be granted an extension to regain compliance that may be no later than July 16, 2010, which is 180 days from the date of the Staff's original deficiency notice. If the Company is unable to regain compliance within that time period, or the Staff elects not to grant the Company an extension, the Staff may determine to delist the Company's shares of common stock from the NASDAQ Global Market and to suspend trading effective at a future date. If the Company's plan to regain compliance is not approved by the Staff, the Company would have the opportunity to appeal the delisting or apply to transfer its securities to The Nasdaq Capital Market if, at such time, the Company satisfies the requirements for continued listing on such market, other than the minimum bid price requirement of $1.00 per share.





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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)
Date:  January 20, 2011
                                          By:   /S/ GARY L. LARSON
                                               -------------------------
                                               Gary L. Larson
                                               Vice President of Finance and
                                               Chief Financial Officer